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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement of Scopus Technology, Inc. on Form S-8 (File No. 33-99532) of our report dated April 30, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Scopus Technology, Inc. and Subsidiaries as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Oakland, California
June 26, 1996